FORM OF

                             TAX SHARING AGREEMENT

                                 BY AND BETWEEN

                          PREMARK INTERNATIONAL, INC.

                                      AND

                             TUPPERWARE CORPORATION

                               TABLE OF CONTENTS

ARTICLE I................................................................... -3-
DEFINITIONS................................................................. -3-
  "1995 Fiscal Year"........................................................ -3-
  "1995 Tupperware Estimated Tax Benefit"................................... -3-
  "1996 Fiscal Year"........................................................ -3-
  "AAA"..................................................................... -3-
  "Affiliate"............................................................... -3-
  "Carryover" and "Carryback"............................................... -3-
  "Chairman"................................................................ -3-
  "Code".................................................................... -4-
  "Compromising Party"...................................................... -4-
  "Cutoff Date"............................................................. -4-
  "Deemed Tax Reduction".................................................... -4-
  "Dispute Resolution Committee"............................................ -4-
  "Distribution"............................................................ -4-
  "Distribution Agreement".................................................. -4-
  "Distribution Date"....................................................... -4-
  "DKI"..................................................................... -4-
  "DKI Liability"........................................................... -4-
  "DKI Refund".............................................................. -4-
  "Foreign Taxes"........................................................... -4-
  "Granting Party".......................................................... -4-
  "Group"................................................................... -5-
  "Indemnification Payment"................................................. -5-
  "Indemnified Party"....................................................... -5-
  "Indemnifying Party"...................................................... -5-
  "Joint Contest"........................................................... -5-
  "Kraft Agreement"......................................................... -5-
  "Law"..................................................................... -5-
  "Liable Party"............................................................ -5-
  "Non-Compromising Party".................................................. -5-
  "Non-Proposing Party"..................................................... -5-
  "Participating Party"..................................................... -5-
  "Person".................................................................. -5-
  "Pre-Distribution Period"................................................. -6-
  "Preparing Party"......................................................... -6-
  "Prime Rate".............................................................. -6-
  "Post-Distribution Period"................................................ -6-
  "Premark"................................................................. -6-
  "Premark Group"........................................................... -6-

  "Premark Tax Reduction"..................................................  -6-
  "Proposing Party"........................................................  -6-
  "Restructuring Taxes"....................................................  -6-
  "Return".................................................................  -7-
  "Ruling".................................................................  -7-
  "Ruling Request".........................................................  -7-
  "Separate Contest".......................................................  -7-
  "Service"................................................................  -7-
  "State Taxes"............................................................  -7-
  "Stereo Business"........................................................  -7-
  "Straddle Period"........................................................  -8-
  "Taxes"..................................................................  -8-
  "Tax Adjustment".........................................................  -8-
  "Tax Authority"..........................................................  -8-
  "Tax Benefit"............................................................  -8-
  "Tax Contest"............................................................  -9-
  "Tax Period".............................................................  -9-
  "Tax Records"............................................................  -9-
  "Transaction Steps"......................................................  -9-
  "Tupperware".............................................................  -9-
  "Tupperware 1995 Esimated Tax"...........................................  -9-
  "Tupperware 1995 Final Tax"..............................................  -9-
  "Tupperware 1995 Final Tax Benefit"......................................  -9-
  "Tupperware Carryback"................................................... -10-
  "Tupperware Group"....................................................... -10-
  "United States Federal Taxes"............................................ -10-

ARTICLE II................................................................. -10-

ALLOCATION OF TAX LIABILITIES.............................................. -10-
  2.01 United States Federal Tax Liabilities............................... -10-
  2.02 State Tax Liabilities............................................... -12-
  2.03 Foreign Tax Liabilities............................................. -15-
  2.04 Restructuring Taxes................................................. -17-
  2.05 Liability Arising from Prior Tax Sharing Agreement.................. -18-

ARTICLE III................................................................ -20-

PREPARATION AND FILING OF TAX RETURNS...................................... -20-
  3.01 General............................................................. -20-
  3.02 Joint Returns....................................................... -20-
  3.03 Method of Pro Ration For Straddle Periods........................... -22-
  3.04 Tax Accounting Practices............................................ -22-
  3.05 Right to Review Returns............................................. -23-

ARTICLE IV................................................................ -23-

TAX REFUNDS, CARRYOVERS AND CARRYBACKS.................................... -23-
  4.01 Refunds............................................................ -23-
  4.02 Carryovers and Carrybacks.......................................... -25-

ARTICLE V................................................................. -26-

TAX PAYMENTS.............................................................. -26-
  5.01 Payment of Consolidated Federal Income Tax for Pre-Distribution Pe-
   riods.................................................................. -26-
  5.02 Payment of State and Foreign Taxes for Which Premark has Filing Re-
   sponsibility........................................................... -28-
  5.03 Payment of State and Foreign Taxes for Which Tupperware has Filing
   Responsibility......................................................... -28-
  5.04 State Tax Returns for 1986 through 1990............................ -28-
  5.05 Indemnification Payments........................................... -29-

ARTICLE VI................................................................ -30-

TAX RECORDS: COOPERATION.................................................. -30-
  6.01 Tax Records........................................................ -30-
  6.02 Cooperation........................................................ -31-

ARTICLE VII............................................................... -31-

TAX AUDITS AND APPEALS.................................................... -31-
  7.01 Notice............................................................. -31-
  7.02 Control of Audits and Appeals...................................... -32-
  7.03 Consent to Settlements in Joint Contests........................... -33-
  7.04 Expenses........................................................... -34-

ARTICLE VIII.............................................................. -34-

DISPUTE RESOLUTION........................................................ -34-
  8.01 Good-Faith Negotiation............................................. -34-
  8.02 Binding Arbitration................................................ -35-

ARTICLE IX................................................................ -37-

MISCELLANEOUS MATTERS..................................................... -37-
  9.01 No Inconsistent Actions............................................ -37-
  9.02 Amendment and Waiver............................................... -39-
  9.03 Tax Allocation Agreements.......................................... -39-

  9.04 Entire Agreement; Inconsistent Provisions........................... -40-
  9.05 Affiliate Obligations............................................... -40-
  9.06 Further Action...................................................... -40-
  9.07 Time for Notice..................................................... -40-
  9.08 Notices............................................................. -40-
  9.09 Remedies............................................................ -41-
  9.10 Successors and Assigns.............................................. -41-
  9.11 Severability........................................................ -42-
  9.12 Counterparts........................................................ -42-
  9.13 Descriptive Headings................................................ -42-
  9.14 No Third-Party Beneficiaries........................................ -42-
  9.15 Construction........................................................ -42-
  9.16 Form of Payments and Late Payments.................................. -42-
  9.17 Treatment of Payments............................................... -43-
  9.18 Governing Law....................................................... -43-
  9.19 Confidentiality..................................................... -43-

                             TAX SHARING AGREEMENT
                             ---------------------

  THIS TAX SHARING AGREEMENT ("Agreement") is made and entered into as of __________, 1996, by and between Premark International Inc., a Delaware corporation ("Premark") and Tupperware Corporation, a Delaware corporation ("Tupperware"), on behalf of themselves and their respective Affiliates (as defined below).

                                   RECITALS
                                   --------

  WHEREAS, the Premark Board has determined that it is appropriate and desirable to distribute all outstanding shares of Tupperware common stock on a pro rata basis to the holders of the Premark common stock (the "Distribution")
--- ----
in a transaction that will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code (as defined below); and

  WHEREAS, Tupperware and its Affiliates will accordingly cease to be members of the affiliated group (within the meaning of Section 1504(a) of the Code) of which Premark is the common parent, effective as of the Distribution Date; and

  WHEREAS, Premark and Tupperware have set forth the principal corporate transactions required to effect such Distribution in the Distribution Agreement between Premark and Tupperware dated as of the date hereof, and to which this Agreement is attached as an exhibit (the "Distribution Agreement"); and

  WHEREAS, Premark and Tupperware desire to provide for and agree upon the allocation of liabilities for Taxes with respect to the parties prior to, arising out of, and subsequent to the Distribution; and

  WHEREAS, the parties hereto also desire to provide for: (1) the preparation and filing of Tax Returns along with the payment of Taxes shown due and payable thereon, (2) the retention and maintenance of relevant records necessary to prepare and file appropriate Tax Returns, as well as the provision for appropriate access to those records by the parties to this Agreement, (3) the conduct of audits, examinations and proceedings by appropriate governmental entities which could result in a redetermination of Taxes of the parties to this Agreement, (4) the treatment of refunds of Taxes and Carryovers and Carrybacks of the parties, (5) the cooperation of all parties with one another in order to fulfill their duties and responsibilities under this Agreement and under the Code and other applicable Law, and (6) any other matters related to Taxes.

  NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

  As used in this Agreement, (including the recitals hereof), the following terms shall have the following meanings:

    "1995 Fiscal Year" has the meaning set forth in Section 5.01 below.

    "1995 Tupperware Estimated Tax Benefit" has the meaning set forth in
  Section 5.01(a) below.

    "1996 Fiscal Year" has the meaning set forth in Section 5.01 below.

    "AAA" has the meaning set forth in Section 8.02(b) below.

    "Affiliate" means any Person that directly or indirectly controls, is under the control of, or is under common control with, the Person in question. "Control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership or voting securities, by contract or otherwise. Except as otherwise provided herein, the term "Affiliate" shall refer to Affiliates of a Person determined immediately after the Distribution Date.

    "Carryover" and "Carryback" mean any net operating loss, net capital loss, excess tax credit, or other similar Tax item which may or must be carried forward or back, respectively, from one Tax Period to another under the Code or other applicable Laws.

    "Chairman" has the meaning set forth in Section 8.02(b) below.

    "Code" means the U. S. Internal Revenue Code of 1986, as amended, or any successor law.

    "Compromising Party" has the meaning set forth in Section 7.03(b) below.

    "Cutoff Date" has the meaning set forth in Section 3.03 below.

    "Deemed Tax Reduction" has the meaning set forth in Section 4.02(c) below.

    "Dispute Resolution Committee" has the meaning set forth in Section 8.01 below.

    "Distribution" has the meaning set forth in the Recitals above.

    "Distribution Agreement" has the meaning set forth in the Recitals above.

    "Distribution Date" means the effective date of the Distribution as set forth in the Distribution Agreement.

    "DKI" has the meaning set forth in Section 2.05(a) below.

    "DKI Liability" has the meaning set forth in Section 2.05(c) below.

    "DKI Refund" has the meaning set forth in Section 2.05(c) below.

    "Foreign Taxes" means any Taxes imposed or collected by any foreign government, and the term "Foreign Tax" means any one of the foregoing Foreign Taxes.

    "Granting Party" has the meaning set forth in Section 7.02(b)(1) below.

    "Group" means each of the Premark Group and the Tupperware Group whenever no distinction is otherwise required between them.

    "Indemnification Payment" means a payment subject to Section 5.05 below.

    "Indemnified Party" has the meaning set forth in Section 5.05 below.

    "Indemnifying Party" has the meaning set forth in Section 5.05 below.

    "Joint Contest" means any Tax Contest seeking a redetermination of Taxes which involves or could involve one or more members of both the Premark Group and the Tupperware Group.

    "Kraft Agreement" has the meaning set forth in Section 2.05(a) below.

    "Law" means the law of any governmental entity or political subdivision thereof, other than the Code, relating to any Tax.

    "Liable Party" has the meaning set forth in Section 2.01(c)(3) below.

    "Non-Compromising Party" has the meaning set forth in Section 7.03(b) below.

    "Non-Proposing Party" has the meaning set forth in Section 9.01 below.

    "Participating Party" has the meaning set forth in Section 7.02(b)(1) below.

    "Person" means any individual and any partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other business entity formed or operating under United States or foreign law.

    "Pre-Distribution Period" means any Tax Period ending on or before the Distribution Date, and, in the case of any Tax Period that begins before and ends after the Distribution Date, the portion of such Tax Period ending on the Distribution Date.

    "Preparing Party" has the meaning set forth in Section 3.04 below.

    "Prime Rate" means the prime interest rate published in the Wall Street Journal from time to time.

    "Post-Distribution Period" means any Tax Period beginning after the Distribution Date, and in the case of any Tax Period that begins before and ends after the Distribution Date, the portion of such Tax Period ending after the Distribution Date.

    "Premark" has the meaning set forth in the Recitals above.

    "Premark Group" means Premark and its Affiliates.

    "Premark Tax Reduction" has the meaning set forth in Section 4.02(b) below.

    "Proposing Party" has the meaning set forth in Section 9.01 below.

    "Restructuring Taxes" means any Taxes incurred by or imposed on (or deemed to be incurred or imposed on) either Premark or Tupperware (or their respective Affiliates) resulting from any of the Transaction Steps (including, without limitation, any United States federal income Taxes attributable to the recognition of intercompany gains or any other deferred Taxes that must be taken into account as a result of any of the Transaction Steps). For purposes of the preceding sentence, with respect to any intercompany gain or other item of income realized or taken into account as the result of any of the Transaction Steps, such item of gain or income shall be deemed to result in Restructuring Taxes equal to the product obtained by multiplying (i) the amount of such item of gain or income by
  (ii) the highest applicable marginal Tax rate under the Code or other applicable Law.

    "Return" means any report of Taxes due, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Laws, any claims for refund of Taxes paid, and any amendments or supplements to any of the foregoing.

    "Ruling" means the private letter ruling issued by the Service in reply to the Ruling Request (and, in the event Premark and Tupperware join in requesting an amendment or supplement thereto, such amendment or supplemental ruling).

    "Ruling Request" means the private letter ruling request filed by the parties with the Service on December 15, 1995 (as modified or supplemented by any materials submitted to the Service), seeking rulings that, inter alia, the Distribution will qualify for federal income tax purposes as a tax-free distribution under Section 355 of the Code.

    "Separate Contest" means a Tax Contest which involves (i) only Premark and members of the Premark Group, or (ii) only Tupperware and members of the Tupperware Group.

    "Service" means the United States Internal Revenue Service and any successor department, agency or organization of the United States.

    "State Taxes" means all Taxes imposed or collected by any state or local government in the United States (including possessions and territories of the United States), and the term "State Tax" means any one of the foregoing State Taxes.

    "Stero Business" has the meaning set forth in Section 9.01(b) below.

    "Straddle Period" means (i) any Tax Period that begins before and ends after the Distribution Date, (ii) any Short Period that ends on the Distribution Date and (iii) any Short Period that begins on the first day following the Distribution Date. The term "Short Period" means any Tax Period which is based on an accounting period which is shorter than the normal accounting period used for determining such Tax (e.g., in the case of the United States federal income Tax, any Tax Period of less than one year).

    "Taxes" means all federal, state, territorial, local, foreign and other net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment insurance, workers compensation, social security, excise, severance, stamp, business license, occupation, premium, property, environmental, windfall profits, customs, duties, alternative minimum, estimated or other taxes, fees, premiums, assessments or charges or any kind whatever imposed or collected by any governmental entity or political subdivision thereof, which any member of the Premark Group or the Tupperware Group is required to pay, collect or withhold, together with any interest and any penalties, additions to Tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

    "Tax Adjustment" has the meaning provided in Section 2.01(c) below.

    "Tax Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax and the agency (if any) charged with the determination or collection of such Taxes for such entity or subdivision.

    "Tax Benefit" means any refund, credit Carryover, Carryback or other reduction in otherwise required Tax payments. Such term does not include a decrease in any Tax in one Tax Period that results from a Tax Adjustment in another Tax Period, such as an increase in a deduction for depreciation that results from a determination that, in a previous Tax Period, an expenditure is capitalized and not deducted, or an item of gain is recognized.

    "Tax Contest" means an audit, review, examination, or any other administrative or judicial proceeding (including without limitation any determination with respect to a claim for refund) with the purpose or effect of redetermining Taxes of any member of either the Premark Group or the Tupperware Group for

      (1) any Pre-Distribution Period,

      (2) any Straddle Period, or

      (3) any Post-Distribution Period, if such proceeding could result in any Tax Adjustment or Tax Benefit for any Pre-Distribution Period or Straddle Period (without regard to whether such matter was initiated by an appropriate Tax Authority or in response to a claim for a refund of Taxes).

    "Tax Period" means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Laws,

    "Tax Records" has the meaning set forth in Section 6.01(a) below.

    "Transaction Steps" means the transaction steps as set forth in Articles II and III of the Distribution Agreement.

    "Tupperware" has the meaning set forth in the Recitals above.

    "Tupperware 1995 Estimated Tax" has the meaning set forth in Section 5.01(a) below.

    "Tupperware 1995 Final Tax" has the meaning set forth in Section 5.01(a) below.

    "Tupperware 1995 Final Tax Benefit" has the meaning set forth in Section 5.01(a) below.

    "Tupperware Carryback" has the meaning set forth in Section 4.02(a) below.

    "Tupperware Group" means Tupperware and its Affiliates; provided, however, that for any Pre-Distribution Period, Dart Italia SpA and Dart Industries Canada Limited shall be treated as included in the Tupperware Group.

    "United States Federal Taxes" means all Taxes imposed or collected by the United States Federal Government, and the term "United States Federal Tax" means any one of the foregoing United States Federal Taxes.

    Any capitalized term not otherwise defined in this Agreement shall have the meaning ascribed to it in the Distribution Agreement.

                                  ARTICLE II
                                  ----------
                         ALLOCATION OF TAX LIABILITIES
                         -----------------------------

  2.01 United States Federal Tax Liabilities.
       -------------------------------------
    (a) Subject to Sections 2.04 and 2.05, Premark and its Affiliates shall be liable for, and shall indemnify and hold Tupperware and the Tupperware Group harmless from:

      (1) any United States Federal Taxes for any Pre-Distribution Period imposed on Premark, Tupperware or their respective Affiliates, but only to the extent such Taxes arise from the income, profits, or transactions of, or are otherwise attributable to, Premark or any member of the Premark Group; and

      (2) all United States Federal Taxes imposed on, or with respect to, Premark and its Affiliates for any Post-Distribution Period.

    (b) Subject to Sections 2.04 and 2.05, Tupperware and its Affiliates shall be liable for, and shall indemnify and hold Premark and the Premark Group harmless from:

      (1) any United States Federal Taxes for any Pre-Distribution Period imposed on Premark, Tupperware or their respective Affiliates, but only to the extent such Taxes arise from the income, profits, or transactions of, or are otherwise attributable to, Tupperware or any member of the Tupperware Group; and

      (2) all United States Federal Taxes imposed on, or with respect to, Tupperware and its Affiliates for any Post-Distribution Period.

    (c) For purposes of this Section 2.01, if, as a result of any Tax Contest, there is any redetermination of United States Federal Taxes on a consolidated basis for any Pre-Distribution Period, the determination of whether additional United States Federal Taxes imposed on Premark or Tupperware (or their respective Affiliates) for any Pre-Distribution Period shall be deemed to arise from the income, profits or transactions of, or are otherwise attributable to, Premark or Tupperware (or their respective Affiliates), shall be made pursuant to the following principles:

      (1) Each party shall compute the difference between (A) the recomputed consolidated federal tax liability for each Pre-Distribution Period affected, taking into account solely those adjustments which relate to or arise out of the income, profits or activities of such party or its Affiliates, and (B) the consolidated federal tax liability of the consolidated group for such Tax Period based on the Tax Return as originally filed (the difference between (A) and (B) shall be referred to herein as a party's "Tax Adjustment").

      (2) If each party's Tax Adjustment for the Tax Period is greater than or equal to zero, each party shall then be liable for that portion of additional Taxes equal to the amount obtained by multiplying the additional Taxes by a percentage equal to such party's Tax Adjustment divided by the aggregate Tax Adjustment of the parties.

      (3) If one party's Tax Adjustment for the Tax Period is greater than zero (the "Liable Party") and the other party's Tax Adjustment for the Tax Period is less than zero (the "Other Party"), the Liable Party shall be responsible for all of the additional Taxes owed for such Tax Period. In addition, the Liable Party shall make an Indemnification Payment to the Other Party equal to the Other Party's Tax Adjustment for such Tax Period (for this purpose, the Tax Adjustment of the Other Party shall be deemed to be positive); provided, however, that such Indemnification Payment shall not exceed the amount by which the Liable Party's Tax Adjustment exceeds the additional Taxes for the Tax Period. Further, the Other Party shall be entitled to any refund received in respect of such Tax Period.

      (4) If each party's Tax Adjustment for the Tax Period is less than or equal to zero, each party shall be entitled to that portion of any refund received in respect of such Tax Period equal to the amount obtained by multiplying the amount of the refund by a percentage equal to such party's Tax Adjustment divided by the aggregate Tax Adjustment of the parties.

  2.02 State Tax Liabilities. Subject to sections 2.04 and 2.05, each party's
       ---------------------
liability for State Taxes shall be determined under this Section 2.02.

    (a) Premark and its Affiliates shall be liable for, and shall indemnify and hold Tupperware and the Tupperware Group harmless from, the following State Taxes:

      (1) in the case of any Pre-Distribution Period: (A) any State Taxes imposed with respect to a separate Tax Return filed by Premark or any member of the Premark Group for such Tax Period, and (B) with respect to any joint, combined, consolidated or unitary Tax Return filed for such Tax Period, any State Taxes for such Tax Period, whether imposed on Premark or Tupperware (or their respective Affiliates), but only to the extent such Taxes arise from the income, profits, or transactions of, or are otherwise attributable to, Premark or any member of the Premark Group; and

      (2) any State Taxes imposed on, or with respect to, Premark or any member of the Premark Group for any Post-Distribution Period.

    (b) Tupperware and its Affiliates shall be liable for, and shall indemnify and hold Premark and the Premark Group harmless from, the following State
Taxes:

      (l) in the case of any Pre-Distribution Period: (A) any State Taxes imposed with respect to a separate Tax Return filed by Tupperware or any member of the Tupperware Group for such Tax Period, and (B) with respect any joint, combined, consolidated or unitary Tax Return filed for such Tax Period, any State Taxes for such Tax Period, whether imposed on Premark or Tupperware (or their respective Affiliates), but only to the extent such Taxes arise from the income, profits, or transactions of, or are otherwise attributable to, Tupperware or any member of the Tupperware Group; and

      (2) any State Taxes imposed on, or with respect to, Tupperware or any member of the Tupperware Group for any Post-Distribution Period.

    (c) For purposes of Section 2.02(a)(1)(B) and 2.02(b)(1)(B) hereof, the determination of whether additional State Taxes for any Pre-Distribution Period shall be deemed to arise from the income, profits or transactions of, or to otherwise be attributable to, a party, shall be made pursuant to the following principles:

      (1) Each party shall compute the difference between (A) the recomputed net taxable income (computed in accordance with the rules applied by the state in question) for each Pre-Distribution Period affected, and (B) the net taxable income of its Group for such Tax Period based on the State Tax Return as originally filed (the difference between (A) and (B) shall be referred to herein as a party's "State Tax Adjustment").

      (2) If each party's State Tax Adjustment for the Tax Period is greater than or equal to zero, each party shall then be liable for that portion of additional Taxes equal to the amount obtained by multiplying the additional State Taxes by a percentage equal to such party's State Tax Adjustment divided by the aggregate State Tax Adjustment of the parties.

      (3) If one party's State Tax Adjustment for the Tax Period is greater than zero and the other party's State Tax Adjustment for the Tax Period is less than zero, the liable party shall be responsible for all of the additional Taxes owed for such Tax Period (provided, however, that such party shall not be liable for making any payment to the other party in respect of such other party's negative State Tax Adjustment). In addition, the other party shall be entitled to any refund received in respect of such Tax Period.

      (4) If each party's State Tax Adjustment for the Tax Period is less than or equal to zero, each party shall be entitled to that portion of any refund received in respect of such Tax Period equal to the amount obtained by multiplying the amount of the refund by a percentage equal to such party's State Tax Adjustment divided by the aggregate State Tax Adjustment of the parties.

    (d) For purposes of determining liability for State Taxes under this
Section 2.02, for any Pre-Distribution Period during which the assets and business of Wilsonart International, Inc. or the West Bend Company constituted a division of Dart Industries Inc., Wilsonart International, Inc. and The West Bend Company shall be treated as separate entities included within the Premark Group.

    (e) Notwithstanding anything to the contrary above, with respect to any State franchise Tax that is due and payable after the Cutoff Date, the party legally responsible for filing the Return on which such Tax is reported shall be liable for, and shall indemnify and hold the other party harmless from, such Tax.

    (f) Notwithstanding anything to the contrary above, with respect to any joint, combined, consolidated or unitary State Tax Return for any Pre-Distribution Period, if Premark or Tupperware (or any of their respective

Affiliates) is required to file an amended Return (or Returns) on a separate company basis, each Person filing such a separate Return shall be liable for, and shall hold the other parties to this Agreement harmless from, any Taxes owed with respect to such separate Return (or Returns).

  2.03 Foreign Tax Liabilities.
       -----------------------

    (a) Subject to Sections 2.04 and 2.05, each party's liability for Foreign Taxes shall be determined under this Section 2.03(a).

      (1) Premark and its Affiliates shall be liable for, and shall indemnify and hold Tupperware and the Tupperware Group harmless from, the following Foreign Taxes:

        (A) in the case of any Pre-Distribution Period: (i) any Foreign Taxes imposed with respect to a separate Tax Return filed by Premark or any member of the Premark Group for such Tax Period, and (ii) with respect to any joint, combined, consolidated or unitary Tax Return filed for such Tax Period, any Foreign Taxes for such Tax Period imposed on Premark or Tupperware (or their respective Affiliates) but only to the extent such Taxes arise from the income, profits, or transactions of, or are otherwise attributable to, Premark or any member of the Premark Group; and

        (B) any Foreign Taxes imposed on, or with respect to, Premark or any member of the Premark Group for any Post-Distribution Period.

      (2) Tupperware and its Affiliates shall be liable for, and shall indemnify and hold Premark and the Premark Group harmless from, the following Foreign Taxes:

        (A) in the case of any Pre-Distribution Period: (i) any Foreign Taxes imposed with respect to a separate Tax Return filed by Tupperware or any member of the Tupperware Group for such Tax Period, and (ii) with respect to any joint, combined, consolidated or unitary Tax Return filed for such Tax Period, any Foreign Taxes for such Tax Period imposed on Premark or Tupperware (or their respective Affiliates) but only to the extent such Taxes arise from the income, profits, or transactions of, or are otherwise attributable to, Tupperware or any member of the Tupperware Group; and

        (B) any Foreign Taxes imposed on, or with respect to Tupperware or any member of the Tupperware Group for any Post-Distribution Period.

      (3) For purposes of Section 2.03(a)(1)(A)(ii) and 2.03(a)(2)(A)(ii) hereof, the determination of whether additional Foreign Taxes for any Pre-Distribution Period shall be deemed to arise from the income, profits or transactions of, or to otherwise be attributable to, a party, shall be made in the same manner as provided in Section 2.01(c) hereof.

    (b) The parties hereby agree that (i) the distribution by Wavebest Limited, a U.K. corporation, of the stock of DILHC (as such corporation is defined in the Distribution Agreement) to Dart Industries Inc., and (ii) the distribution by Dart Industries Inc. of Wavebest Limited to Premark, pursuant to the Transaction Steps, shall be reported for United States federal income Tax purposes in accordance with the principles of Temp. Reg. Section 7.367(b)- 10(d). For this purpose, the fair market value of Wavebest Limited, DILHC, Dart Industries Inc. and their subsidiaries shall be determined based on the historic earnings of each such company.

  2.04 Restructuring Taxes.
       -------------------

    (a) Except as otherwise provided below in Sections 2.04(b) and 2.04(c), in the case of any Restructuring Taxes, Premark and its Affiliates shall be liable for, and shall indemnify and hold Tupperware and the Tupperware Group harmless from, 45% of such Tax and Tupperware and its Affiliates shall be liable for, and shall indemnify and hold Premark and the Premark Group harmless from, 55% of such Tax (provided, however, that in the case of any deemed Restructuring Tax computed in accordance with the last sentence of the definition of Restructuring Tax in Article I hereof, the party responsible for filing the Tax Return to which such Restructuring Tax relates shall notify the other party in writing of the amount of such Restructuring Tax, and the other party shall pay to the party filing such Return such other party's share of the deemed Restructuring Tax within 30 days of the due date of the Return to which such Restructuring Tax relates (without regard to any extension thereof)).

    (b) Notwithstanding anything to the contrary in Section 2.04, Premark and its Affiliates shall be liable for, and shall indemnify and hold Tupperware and the Tupperware Group harmless from, any Tax resulting from recognition of the DLC Deferred Gain by reason of one or more of the transactions described in the Transaction Steps; provided, however, that if the amount of the DLC Deferred Gain is increased as the result of any Tax Contest, any additional Tax resulting from such increase shall be treated as a Restructuring Tax and shall be governed by Section 2.04(a) hereof. For purposes of this Section 2.04(b), the term "DLC Deferred Gain" shall refer to the intercompany gain realized (and deferred for federal income tax purposes) in connection with the transfer by Dart Industries Inc. of certain real property located in Osceola and Orange County Florida to Premark in 1988.

    (c) Notwithstanding the above, in the event that either party (or any Affiliate or employee, officer or director of such party) takes any action inconsistent with, or fails to take any action required by, the Ruling Request or the Ruling (or in accordance with the Transaction Steps), then such party shall be liable for, and shall indemnify and hold the other party and its Group harmless from, 100% of the Restructuring Taxes resulting from such action or failure to act.

  2.05 Liability Arising from Prior Tax Sharing Agreement.
       --------------------------------------------------

    (a) With respect to any liability imposed on or incurred by Premark under the Tax Sharing Agreement by and between Dart & Kraft, Inc., a Delaware corporation ("DKI") and Premark, dated September 4, 1986 (the "Kraft Agreement"), Tupperware and its Affiliates shall indemnify and hold Premark and the Premark Group harmless from any liability arising from the income, profits, or transactions of, or otherwise attributable to, Tupperware or any member of the Tupperware Group. Notwithstanding the above, Premark shall be liable to Kraft for all interest owing under the Kraft Agreement, in accordance with the terms thereof, and Tupperware shall not be liable to indemnify Premark for any such interest. For purposes of this Section 2.05, the determination of whether any liability imposed on or incurred by Premark arose from the income, profits or transactions of, or was otherwise attributable to, Tupperware or any member of the Tupperware Group shall be made in the same manner as provided in Section 2.01(c) hereof. In addition, for purposes of determining Tupperware's liability under this Section 2.05, Wilsonart International, Inc., and The West Bend Company shall be treated as included within the Premark Group, and any liability otherwise attributable to Dart Industries Inc. shall be apportioned between Tupperware and Premark in the same manner as provided in Section 2.02(d).

    (b) Premark and Tupperware hereby agree that it is their mutual intention that Premark, as a signatory to the Kraft Agreement, shall have primarily responsibility, subject to any limitations contained in this Section 2.05, for any dealings or negotiations with DKI with respect to the Kraft Agreement; including, without limitation, the payment to DKI of any amounts owing under the Kraft Agreement (including any interest thereon) as well as the receipt of any amounts payable by DKI (including any interest thereon) under the Kraft Agreement. Notwithstanding the foregoing, the parties hereby agree that Tupperware shall have the right to participate fully in any negotiations or other dealings which could affect Tupperware's liability (or entitlement to payment) under the Kraft Agreement. Premark hereby agrees that, with respect to any issue which involves or could involve Tupperware's liability to Premark under this Section 2.05, Premark shall not have the right to settle such issue without the prior consent of Tupperware (which consent shall not be unreasonably withheld); provided, however, that if Premark desires to settle such issue on specified terms and Tupperware refuses to consent to settlement on such terms, Tupperware shall indemnify Premark from and against any outcome less favorable than the settlement which Premark was willing to accept. With respect to any matter arising under the Kraft Agreement, each of Tupperware and Premark hereby agrees that it shall not participate in the negotiation, settlement or other resolution of such matter in a manner discriminating against the other party's interests under the Kraft Agreement.

    (c) Premark and Tupperware hereby agree that any payment owed by DKI to Premark under the Kraft Agreement resulting from the carryback of net operating losses from Tax Period(s) ending December 27, 1986, including any interest owed thereon (the "DKI Refund") shall be applied against the aggregate amount, if any, owed by Premark and Tupperware to DKI under the Kraft Agreement, excluding any interest owed thereon (the "DKI Liability") as follows:

      (i) The DKI Liability shall first be reduced (without regard to the extent to which such liability is attributable to items relating to Premark or Tupperware) by the amount of the DKI Refund; and

      (ii) Any remaining DKI Liability (or excess DKI Refund) shall then be allocated to each of Premark and Tupperware in proportion to each party's respective share of the DKI Liability (applying the principles of Section 2.05(a) hereof).

                                  ARTICLE III
                                  -----------
                     PREPARATION AND FILING OF TAX RETURNS
                     -------------------------------------

  3.01 General. Except as otherwise provided in this Article III, Tax Returns
       -------
shall be prepared and filed by the Person liable for the Tax reported on such Tax Return, or otherwise obligated to file such Return, under the Code or other applicable Laws. Without limiting the foregoing, the party responsible for filing such a Return shall also be responsible for filing and/or responding to any revenue agent request or any other formal or informal request for information or otherwise relating to such Return by the Service or any other applicable Tax Authority. The parties shall render assistance and cooperate with one another in accordance with Section 6.02 hereof with respect to the preparation and filing of Tax Returns.

  3.02 Joint Returns.
       -------------
    (a) Any Tax Returns for United States Federal Taxes imposed for any Pre-Distribution Period which reflect Taxes for which one or more members of both the Premark Group and the Tupperware Group have liability under Article II hereof (including, without limitation, Premark's consolidated federal income Tax Return for the Tax Period in which the Distribution occurs) shall be prepared by and filed by Premark. In furtherance of, and not by limitation of, the cooperation and assistance required by Section 6.02, Tupperware shall, in connection with any Tax Return for United States federal income Taxes for any Pre-Distribution Period filed after the Distribution Date for which Premark has filing responsibility under this Agreement and which reflects income or transactions attributable to the Tupperware Group and for which the Tupperware Group has liability under Article II hereof, provide Premark with (i) a true and correct consolidated federal income Tax Return for Tupperware and its Affiliates for the Tax Period, together with all accompanying workpapers and other computations of the consolidated federal income Tax liability of Tupperware and its Affiliates, (ii) true and correct separate federal income Tax Returns for Tupperware and each of its Affiliates, together with all accompanying workpapers and other computations of separate federal income Tax liability for Tupperware and each of its Affiliates; and (iii) a true and correct reconciliation of book income to federal taxable income for Tupperware and each of its Affiliates. Tupperware and each of its Affiliates shall certify, under penalties of perjury, that any and all information provided pursuant to this Section 3.02(a) is true, accurate and complete. With respect to the Tax Period ending on December 30, 1995, Tupperware hereby agrees to provide Premark with all such Returns, workpapers and computations on or before July 15, 1996. With respect to the Tax Period ending on December 28, 1996, Tupperware hereby agrees to provide Premark with all such Returns, workpapers and computations on or before, June 30, 1997. If Tupperware fails to provide any information required by this Section 3.02 within the time frame specified herein, Premark may file the applicable Returns based on the information available at the time such Returns are due and Tupperware shall be liable for, and shall indemnify Premark and its Affiliates from, all Taxes or other costs imposed on or with respect to Premark or Tupperware (and their respective Affiliates) as a result of Tupperware's failure to provide such information. In addition, with respect to any information required to be provided by Tupperware or its Affiliates pursuant to this Section 3.02, (1) Premark shall utilize such information in the preparation of the appropriate Returns, as provided by Tupperware or its Affiliates, except to the extent (a) Tupperware provides its prior written consent to any change in such information, or (b) Premark determines in good faith that such information is inaccurate or incomplete in a material respect, and (2) Tupperware and its Affiliates agree to indemnify and hold Premark and its Affiliates harmless from and against any cost, fine, penalty or other expense of any kind attributable to the misconduct or negligence of Tupperware or its Affiliates in supplying Premark with inaccurate or incomplete information.

    (b) Any Tax Returns for State Taxes for any Pre-Distribution Period which reflect Taxes for which one or more members of the Premark Group and the Tupperware Group have liability under Article II hereof, shall be prepared and filed by Premark (except as otherwise provided on Schedule I attached hereto). The final five sentences of Section 3.02(a) hereof shall apply mutatis
                                                               -------
mutandis to all State Tax Returns for any Pre-Distribution Period that Premark
--------
must prepare and/or file under this Agreement that is measured by income and that includes any income or transactions attributable to Tupperware or any member of the Tupperware Group.

    (c) Any Tax Returns for Foreign Taxes for any Pre-Distribution Period which reflect Taxes for which one or more members of both the Premark Group and the Tupperware Group have liability under Article II hereof, shall be prepared and filed by Premark (except as otherwise provided on Schedule I attached hereto). The final five sentences of Section 3.02(a) hereof shall apply mutatis mutandis to all Foreign Tax Returns measured by income filed for
      ------- --------
any Pre-Distribution Period that includes any income or transactions attributable to Tupperware or any member of the Tupperware Group for which Premark has filing responsibility.

  3.03 Method of Pro Ration For Straddle Periods. In the case of any Straddle
       -----------------------------------------
Period relating to Premark, Tupperware or their respective Affiliates, unless the books of such Person are closed on the Distribution Date, Taxes shall be apportioned for purposes of Article II, between Pre-Distribution and Post-Distribution Periods, as follows: First, Taxes for Tax Periods or portions thereof ending on the last day of the calendar month preceding the Distribution Date (such date is hereinafter referred to as the "Cutoff Date") shall be based on actual events and activities through the Cutoff Date and in accordance with past accounting practices. Second, Taxes for the Tax Period from the Cutoff Date through the Distribution Date shall be computed by prorating the activities of the calendar month which includes the Distribution Date on a daily pro rata basis. Notwithstanding the foregoing provisions of
                --- ----
this Section 3.03, (i) depreciation, amortization and depletion for any Straddle Period shall be apportioned on a daily pro rata basis and (ii)
                                                --- ----
extraordinary items not arising in the ordinary course of business shall be apportioned to the Tax Period in which the event giving rise to such item occurs.

  3.04 Tax Accounting Practices. Any Straddle Period Returns prepared by one
       ------------------------
or more members of the Premark Group, or one or more members of the Tupperware Group, as the case may be (the "Preparing Party"), shall be prepared in accordance with past Tax accounting practices used with respect to the Returns in question (unless such past practices are no longer permissible under the Code or other applicable Laws), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Code or other applicable Laws), in accordance with reasonable Tax accounting practices selected by the Preparing Party (except that accounting elections and determinations shall be made, where reasonably possible, in a manner that minimizes the net Tax incurred by the other party and its Affiliates). In the event the Preparing Party files Tax Returns for Straddle Periods inconsistently with such past Tax accounting practices, then, notwithstanding any provision of this Agreement to the contrary, in addition to any other remedies available, the other party and its Affiliates shall only be responsible for the amount of Taxes they would owe if such Tax Returns had been filed consistently with such past Tax accounting practices.

  3.05 Right to Review Returns. Upon the request of either party, the other
       -----------------------
party shall make available for inspection and copying all Tax Returns (and related workpapers) with respect to Taxes to the extent that (i) such Return relates to Taxes for which the requesting party may be liable under this Agreement, (ii) such Return relates to Taxes for which the requesting party may have a claim for Tax Benefits hereunder, or (iii) the requesting party reasonably determines that it must inspect such Return to confirm compliance with the terms of this Agreement. Premark and Tupperware shall attempt in good faith to resolve any issues arising out of the review of such Returns.

                                  ARTICLE IV

                    TAX REFUNDS, CARRYOVERS AND CARRYBACKS

  4.01 Refunds.
       -------

      (a) In the case of any separate Tax Return filed by Premark, Tupperware or their respective Affiliates for a Pre-Distribution Period, the Person that filed such Tax Return shall be entitled to any refund of Taxes with respect to such Return.

      (b) Subject to Section 4.02, any refund of Taxes with respect to a joint, combined, consolidated or unitary Tax Return for any Pre-Distribution Period shall be allocated between the Premark Group and the Tupperware Group in accordance with the principles in Sections 2.01(c) or 2.02(c) as applicable; provided, however:

        (1) Premark and its Affiliates shall be entitled to any refund of United States federal income Taxes attributable to the carryback of United States foreign tax credits arising out of the 1995 sale/leaseback transaction between Dart Industries Belgium N.V. and Premark Gmbh entered into on ______, 1995 (the "Belgium Transaction"); and


        (2) Tupperware shall be entitled to any refund of [statutory reference to Belgium, France and German value added Taxes] paid in connection with the Belgium Transaction; and

        (3) Premark shall be entitled to the return or refund of any amounts deposited with (including any cash bond delivered to) the United States Government (or any agency thereof) in connection with the payment of United States federal Taxes, together with any interest payable thereon; and

      (c) Notwithstanding anything to the contrary above, with respect to any refund or credit for overpayment of any estimated taxes for any Tax Period ending in 1995 or 1996, the Person that filed the Tax Return to which the refund or credit for overpayment relates shall be entitled to the refund or credit for overpayment.

      (d) If any amounts become payable under this Section 4.01, the Person obligated to make such payment shall notify the Person entitled to receive such payment within 30 days after receipt of the refund or credit for overpayment and shall remit the amount of the refund to such Person within 30 days after such receipt.

  4.02 Carryovers and Carrybacks.
       -------------------------

    (a) In the event Tupperware or any other member of the Tupperware Group desires to carry back a loss or other Tax attribute arising after the Distribution Date (excluding, however, any Carryback described in Section 4.01(b)(1)) (the "Tupperware Carryback") to a Pre-Distribution Period, Tupperware shall notify Premark in writing of its intent to carry back such item (and to forego any election to waive such Carryback). Such notification shall include a certification by an appropriate officer of Tupperware setting forth Tupperware's belief, based on a thorough examination of the facts and law relating to the tax treatment of such item, that the tax treatment of such item is supported by "substantial authority" within the meaning of Section 6662 of the Code (and the Treasury Regulations promulgated thereunder). Promptly upon its receipt of such notification, Premark shall notify Tupperware, in writing, as to whether Premark believes that the filing of the Tupperware Carryback will result in any Deemed Tax Reduction under Section 4.02(c) and if so, Premark shall provide information to Tupperware pertaining to the amount of such Deemed Tax Reduction and the computation thereof. Premark shall cooperate with Tupperware in connection with the filing and processing of any Tupperware Carryback and shall provide Tupperware with copies of all correspondence in connection therewith.

    (b) Subject to Section 4.02(c), if, pursuant to the terms of Section 4.02(a) hereof, Tupperware elects to carry back a loss or other Tax attribute to a Pre-Distribution Period, Premark shall be obligated to make a payment to Tupperware equal to the amount by which the Taxes imposed on the Premark Group for such Pre-Distribution Period have been reduced as a result of utilization of the Tupperware Carryback (the "Premark Tax Reduction").

    (c) For purposes of computing the amount of the Premark Tax Reduction, if, in the absence of the Tupperware Carryback, losses or other Tax attributes of Premark or its Affiliates would have resulted in a reduction of Taxes of the Premark Group for such Period (the "Deemed Tax Reduction"), the amount of the Premark Tax Reduction shall be reduced by the amount of the Deemed Tax Reduction. In the event any losses or other Tax attributes of Premark which are taken into account in computing a Deemed Tax Reduction are subsequently utilized by the Premark Group to reduce Taxes in a future Tax Period, Premark shall be obligated to pay to Tupperware the amount of such subsequent Tax reduction (provided that the aggregate amount of payments to Tupperware with respect to any Tupperware Carryback shall not exceed the Premark Tax Reduction computed without regard to the first sentence of this Section 4.02(c)).

    (d) If Premark is required to make a payment to Tupperware with respect to any Tupperware Carryback under this Section 4.02(b), Premark shall have the option, in its sole and absolute discretion, of (i) making such payment within 30 days of receiving the Tax refund attributable to such Tupperware Carryback, or (ii) making such payment not later than 30 days of the date on which the statutory period (under the Code of other applicable law) for examining the Return on which such Tupperware Carryback was claimed has expired (provided, such payment shall bear interest at the Prime Rate for the period commencing 30 days from the date of receipt of such refund and ending on the date of such payment).

                                   ARTICLE V
                                   ---------
                                 TAX PAYMENTS
                                 ------------

  5.01 Payment of Consolidated Federal Income Tax for Pre-Distribution
       ---------------------------------------------------------------
Periods. Premark shall pay all Taxes due (or shall receive all refunds) in
-------
connection with the filing of Premark's consolidated federal income Tax Return for (i) the Tax Period ending on December 30, 1995 (the "1995 Fiscal Year"), and (ii) the Tax Period ending on December 28, 1996 (the "1996 Fiscal Year"). Premark and Tupperware shall make payments to one another in respect of the consolidated federal income Tax liability shown on such Tax Returns as determined and at the times set forth in paragraphs (a) and (b) below as applicable:

  (a) If the consolidated federal income Tax Return for the 1995 Fiscal Year has not been filed on the Distribution Date, immediately before the Distribution, the parties shall compute the amount of Tupperware's share of the consolidated federal income Tax liability for such Tax Period (the "Tupperware 1995 Estimated Tax") (or the amount of the net tax benefit realized by Premark as a result of utilization of Tupperware's losses or credits for such Tax Period) (the "1995 Tupperware Estimated Tax Benefit"), determined as if the Tupperware Group were a separate group of companies filing a consolidated federal income Tax Return (but taking into account Premark's ability to utilize any net losses or credits of Tupperware for such Tax Period).

  In addition, immediately prior to the due date for filing Premark's consolidated federal income Tax Return for the 1995 Fiscal Year (taking into account any extension of time for filing that Premark requests and is granted), the parties shall compute, applying the principles set forth in the first sentence of this paragraph (a) of this Section 5.01 and based on the information contained in the federal consolidated income Tax Return for the 1995 Fiscal Year, Tupperware's share of the consolidated federal income Tax liability for the 1995 Fiscal Year (the "Tupperware 1995 Final Tax") (or the amount of the net tax benefit realized by Premark as a result of Tupperware's losses or credits for such Tax Period) (the "Tupperware 1995 Final Tax Benefit"). If either (1) the Tupperware 1995 Final Tax exceeds the Tupperware 1995 Estimated Tax, and/or (2) the Tupperware 1995 Estimated Tax Benefit exceeds the Tupperware 1995 Final Tax Benefit, Tupperware shall pay such excess to

--------
  1 Note, this provision assumes that the Tax Return for the fiscal year ended in 1995 will not have been filed and Taxes will not have been paid prior to the Distribution Date. If the return is filed and the Taxes are paid prior to the Distribution Date, the reference to the 1995 Fiscal Year should be removed.

Premark immediately prior to the due date for filing Premark's consolidated federal income Tax Return for the 1995 Fiscal Year. Conversely, if either (1) the Tupperware 1995 Estimated Tax exceeds the Tupperware 1995 Final Tax and/or
(2) the Tupperware 1995 Final Tax Benefit exceeds the Tupperware 1995 Estimated Tax Benefit, Premark shall pay such excess to Tupperware immediately prior to the due date for filing Premark's consolidated federal income Tax Return for the 1995 Fiscal Year.

    (b) With respect to the consolidated federal income Tax Return for the 1996 Fiscal Year, immediately before the Distribution, and immediately before Premark's consolidated federal income Tax Return for the 1996 Fiscal Year is due (taking into account any extension of time for filing that Premark requests and is granted), Tupperware shall make payments to Premark (or Premark shall make payments to Tupperware) of amounts which shall, in each case, be determined with the principles applied mutatis mutandis, set forth in
                                                ------- --------
Section 5.01(a) of the Agreement.

  5.02 Payment of State and Foreign Taxes for Which Premark has Filing
       ---------------------------------------------------------------
Responsibility. Premark shall pay to the appropriate Tax Authority all State
--------------
and Foreign Taxes for Tax Returns with respect to which Premark (or another member of the Premark Group) has filing responsibility pursuant to Article III of this Agreement. Immediately prior to the Distribution and immediately before such Return is due (taking into account any extension of time for filing that Premark requests and is granted), or immediately after receipt of any refund, Tupperware shall make payments to Premark (or Premark shall make payments to Tupperware) of amounts which shall, in each case, be determined in accordance with the principles, applied mutatis mutandis, set forth in Section
5.01 of the Agreement.

  5.03 Payment of State and Foreign Taxes for Which Tupperware has Filing
       ------------------------------------------------------------------
Responsibility. Tupperware shall pay to the appropriate Tax Authority all
--------------
State and Foreign Taxes for Tax Returns with respect to which Tupperware (or another member of the Tupperware Group) has filing responsibility pursuant to
Article III of this Agreement. Immediately prior to the Distribution and immediately before the time such Return is due (taking into account any extension of time for filing that Tupperware requests and is granted), or immediately after receipt of any refund, Premark shall make payments to Tupperware (or Tupperware shall make payments to Premark) of amounts which shall, in each case, be determined in accordance with the principles, applied mutatis mutandis, set forth in Section 5.01 of the Agreement.

  5.04 State Tax Returns for 1986 through 1990. Without in any manner limiting
       ---------------------------------------
Sections 5.02 and 5.03 hereof, the parties hereby agree that, with respect to any amended State Tax Return filed to reflect final audit adjustments to the consolidated federal income Tax Return of the Premark Group for the Periods ending December 1986, 1987, 1988, 1989 and 1990, Premark and Tupperware shall each be liable for, and shall pay, the portion of any additional Tax liability reflected on such amended return attributable to such party (applying the principles of Section 2.02(c) hereof).

  5.05 Indemnification Payments.
       ------------------------

    (a) Upon payment of any Taxes with respect to which a party is entitled to receive indemnification hereunder, such party (the "Indemnified Party") shall send the other party (the "Indemnifying Party") an invoice accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. The Indemnifying Party (or such one or more members of the Indemnifying Party's Group as it shall nominate) shall remit payment for Taxes for which the Indemnifying Party is liable for indemnification hereunder to the Indemnified Party (or such one or more members of the Indemnified Party's Group as it shall nominate) within 30 days of receipt of such invoice, evidence of payment and statement, or at any earlier time identified by the Indemnifying Party.

    (b) If any Indemnified Party realizes a Tax Benefit or a Tax detriment in one or more Tax Periods by reason of having incurred any Tax for which such Indemnified Party receives indemnification hereunder, then such Indemnified Party shall pay to such Indemnifying Party an amount equal to the Tax Benefit or such Indemnifying Party shall pay to such Indemnified Party an additional amount equal to the Tax detriment (taking into account any Tax detriment resulting from the receipt of such additional amounts), as the case may be. The amount of any Tax Benefit or any Tax detriment for a Tax Period realized by an Indemnified Party by reason of having incurred a Tax for which such Indemnified Party received indemnification hereunder shall be deemed to equal the product obtained by multiplying (i) the amount of any deduction or inclusion in income for such period resulting from such Tax or the payment thereof, as the case may be, by
(ii) the highest applicable marginal Tax rate for such Period. Any payment due under this Section 5.05(b) with respect to a Tax benefit or Tax detriment realized by an Indemnified Party in a Tax Period shall be due and payable within 30 days from the time the Return for such Tax Period is due, without taking into account any extension of time granted to the party filing such Return.

                                  ARTICLE VI

                           TAX RECORDS: COOPERATION

  6.01 Tax Records.
       -----------

    (a) Premark and Tupperware (and their respective Affiliates) shall keep in their possession all Tax Records relating to Taxes for which the other party may have liability under this Agreement, until the expiration of any applicable statute of limitations and as otherwise required by law. Notwithstanding the foregoing, Tupperware shall retain all Tax Records relating to Pre-Distribution Periods until such time as Premark shall consent to the disposition of such Tax Records, which consent shall not be unreasonably withheld. For purposes of this Article VI, "Tax Records" shall include, inter alia, journal vouchers, cash vouchers, general ledgers,
         ----------
material contracts and authorizations for expenditures (AFEs).

    (b) Premark and Tupperware (and their respective Affiliates) shall make available to each other for inspection and copying during normal business hours all Tax Records in their possession, to the extent such Tax Records are reasonably required by the other party in connection with the preparation of Tax Returns, audits, litigation or the resolution of items under this Agreement.

    (c) Notwithstanding anything in this Agreement to the contrary, if either party fails to comply with the requirements of this Section 6.01, the party failing so to comply shall be liable for, and shall hold the other party harmless from, any Taxes (including without limitation, penalties for failure to comply with the record retention requirements of the Code) and other costs resulting from such party's failure to comply.

  6.02 Cooperation. Premark and Tupperware shall each provide the other with
       -----------
such assistance as may reasonably be requested in connection with the preparation of any Tax Return, audit or other examination by any Tax Authority or judicial or administrative proceedings relating to liability for any Taxes.

                                  ARTICLE VII
                                  -----------
                            TAX AUDITS AND APPEALS
                            ----------------------

  7.01 Notice. Premark and Tupperware shall provide prompt notice to the other
       ------
party of any pending or threatened Tax Contest that it becomes aware of relating to Taxes for Tax Periods for which it is indemnified by, or is to indemnify, the other party hereunder. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other document received from any Tax Authority in respect of any such matter. If any party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such party fails to give the indemnifying party notice of such asserted Tax liability within 30 days after it has received written notice thereof, then, unless such failure has no material adverse effect upon the indemnifying party's ability to participate in the Tax Contest, the indemnifying party shall have no obligation to indemnify the indemnified party for any Taxes arising out of such asserted Tax liability.

  7.02  Control of Audits and Appeals.
        -----------------------------

  (a) Separate Contests. Any Separate Contest shall be controlled solely by
      -----------------
the party involved in the Tax Contest.

  (b) Joint Contests.
      --------------
  (1) With respect to any Joint Contest, the party that filed the Return shall control the proceeding. The personnel and outside advisers (including counsel) of the party not controlling the proceeding may shall participate, at the expense of such party, in the proceeding to the extent such proceeding relates to items or adjustments for which such party may incur indemnity liability under this Agreement. Such participation shall include:
  (i) participation in all conferences, meetings or proceedings with any Tax Authority, the subject matter of which includes an item for which such party has indemnity liability hereunder; (ii) participation in all appearances before any court, the subject matter of which includes an item for which such party has indemnity liability hereunder; (iii) with respect to matters described in the preceding clauses (i) and (ii), participation in the submission and determination of content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments or presentations, the selection of witnesses and the negotiation of stipulations of fact in such matters. Such participation may be reflected by the grant of appropriate powers of attorney. The party granting such power of attorney (the "Granting Party") shall have the right to revoke the power of attorney if the Granting Party reasonably determines that the other party's (the "Participating Party") actions or failure to act, in the proceeding has resulted, or can be reasonably expected to result, in the hindrance or delay of any resolution or settlement of the proceeding. In the event the Participating Party fails to timely and fully participate in any proceeding to the extent to which such proceeding relates to items or adjustments for which the Participating Party has indemnity liability under this Agreement, the Participating Party shall be liable for, in addition to all Taxes for which the Participating Party shall be liable under this Agreement, any and all costs imposed on, or incurred by, the Granting Party as a result of the Participating Party's failure to participate. The revocation of any power of attorney under this Section 7.02 shall in no way limit the Participating Party's indemnity liability under this Agreement.

    (2) Each of the parties hereto agrees to cooperate in seeking an agreement with the Service or any other Tax authority under which such authority would conduct separate audits of Premark and Tupperware with respect to returns including both parties. To the extent permitted by such an Agreement, each party would control its separate audits in accordance with the terms thereof, and the procedures provided in the remainder of this Section 7.02(b) and in Section 7.03 hereof shall not apply.

  7.03 Consent to Settlements in Joint Contests.
       ----------------------------------------

    (a) With respect to any Joint Contest, neither party shall have the right to accept or enter into the settlement of any Tax liability, or compromise any Tax claim to the extent such liability or claim relates to an item for which the other party has indemnity liability hereunder, without the prior written consent of the other party (which consent shall not be unreasonably withheld).

    (b) In the case of any Joint Contest, either party (the "Compromising Party"), without the consent or permission of the other party (the "Non-Compromising Party"), may, if permitted by the appropriate agency or tribunal, accept or enter into the settlement of any Tax liability to the extent such liability relates solely to items for which such party has indemnity liability hereunder. In the event the Non-Compromising Party's refusal to settle its portion of the contest prevents the Compromising Party from reaching a settlement as to its portion of the contest, the Non-Compromising Party shall indemnify the Compromising Party from and against any outcome less favorable than the settlement which the Compromising Party was willing to accept. With respect to any Joint Contest, each of Tupperware and Premark hereby agrees that it shall not participate in the negotiation, settlement or other resolution of any item at issue in such Joint Contest in a manner discriminating against the other party's interests in such contest.

    (c) Notwithstanding anything to the contrary in the foregoing, in the event the judgment of the United States Tax Court or other court of competent jurisdiction results in an adverse determination with respect to the liability of either party hereunder, such party shall have the right (at its own expense) to appeal such adverse determination; provided, however, that the second sentence of Section 7.03(b) shall apply for purposes of determining the liability of any non-appealing party hereunder.

  7.04 Expenses.
       --------

    (a) With respect to any Separate Contest, the party involved in such contest shall bear all expenses related thereto.

    (b) With respect to any Joint Contest, except as otherwise provided herein, the parties shall share any and all costs and expenses incurred in connection with such contest (including without limitation attorneys' fees) based on each party's potential liability with respect to such contest as agreed to by the parties at the outset of such contest.

                                 ARTICLE VIII
                                 ------------
                              DISPUTE RESOLUTION
                              ------------------
  8.01 Good-Faith Negotiation.
       ----------------------
    In the event of any dispute or disagreement relating to this Agreement or the transactions contemplated by this Agreement, Premark and Tupperware shall each appoint two members from their respective management staffs to serve on a joint committee (the "Dispute Resolution Committee"). The Dispute Resolution Committee shall meet at either Premark or Tupperware's offices, whichever is more appropriate in view of the issues under consideration, at such reasonable time as either party may notify the other in writing, for the purpose of resolving any dispute arising under this Agreement. No dispute arising under this Agreement shall be the subject of arbitration or other formal proceedings between the parties hereto unless and until such dispute has been considered by the Dispute Resolution Committee. If the Dispute Resolution Committee is unable to resolve any dispute submitted to it by any party hereto within thirty (30) days of such submission, the Dispute Resolution Committee shall refer the issue to the Chief Executive Officers of Premark and Tupperware for their resolution. If such officers are unable to resolve such dispute within fifteen (15) days after referral, any member of the Dispute Resolution Committee may refer such dispute to binding arbitration as provided in Section
8.02 hereof. No such dispute shall be subject to arbitration or other formal proceedings between the parties hereto before being considered by the Dispute Resolution Committee and the Chief Executive Officers of Premark and Tupperware.

  8.02 Binding Arbitration.
       -------------------
    (a) Any controversy, dispute or claim (whether in contract or tort) between the parties arising out of or related to this Agreement or the transactions contemplated hereby, shall, after the dispute resolution process set forth in Section 8.02 has been completed, at the request of any party, be submitted to arbitration in accordance with this Section 8.02 by notifying the other party to the dispute of its decision to arbitrate such controversy, dispute or claim.

    (b) Each controversy, dispute or claim submitted by a party to arbitration shall be heard by an arbitration panel composed of three arbitrators, in accordance with the following provisions. Premark and Tupperware shall each appoint one arbitrator (who shall not be an employee, officer or director, professional consultant (including without limitation outside attorney or accountant) or otherwise related to the appointing party) within fifteen (15) days after the matter has been submitted to arbitration. If any party fails to appoint its arbitrator within such fifteen (15) day period, any party may apply to the American Arbitration Association (the "AAA") to appoint an arbitrator on behalf of the party that has failed to appoint its arbitrator. The two arbitrators appointed by, or on behalf of, the parties shall jointly appoint a third arbitrator who shall chair the arbitration panel (the "Chairman"). If the arbitrators appointed by, or on behalf of, the parties do not succeed in appointing a Chairman within fifteen
(15) days of the latter of the two arbitrators appointed by, or on behalf of, the parties has been appointed, the Chairman shall, at the request of either party, be appointed by the AAA. If for any reason an arbitrator is unable to perform his or her function, he or she shall be replaced and a substitute shall be appointed in the same manner as the arbitrator replaced.

    (c) Except as otherwise provided herein, arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the AAA. In any arbitration proceeding hereunder: (i) proceedings shall, unless otherwise agreed by the parties, be held in Orlando, Florida; (ii) the arbitration panel shall have no power to award punitive damages and shall be bound by all statutes of limitation which would otherwise be applicable in a judicial action brought by a party; and (iii) the decision of a majority of the arbitrators (or the Chairman if there is no such majority) shall be final and binding on the parties to this Agreement and shall be enforceable in any court of competent jurisdiction. The parties hereby waive any rights to appeal or to review of such decision by any court or tribunal and also waive any objections to such enforcement. THE PARTIES HEREBY AGREE TO WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM SUBMITTED TO ARBITRATION UNDER THIS AGREEMENT.

    (d) Notice preliminary to, in conjunction with, or incident to any arbitration proceeding may be sent to the parties by registered or certified mail (return receipt requested) at the address set forth in Section 9.08 hereof and personal service is hereby waived. The arbitrators shall award recovery of all costs and fees incurred in connection with the arbitration and the proceeding, and obtaining any judgment related thereto, of each disputed matter (including reasonable attorney's fees and expenses and arbitrator's fees and expenses and court costs) in each case, with respect to such disputed matter, to the party that substantially prevails in the arbitration proceeding with respect to such disputed matter.

    (e) No provision of this Section 8.02 shall limit the right of any party to this Agreement to exercise self-help remedies such as set-off, or obtaining provisional, equitable or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

                                  ARTICLE IX
                                  ----------
                             MISCELLANEOUS MATTERS
                             ---------------------

  9.01 No Inconsistent Actions. Neither Premark nor Tupperware (nor their
       -----------------------
respective Affiliates) shall take any action inconsistent with, nor fail to take any action required by, either the Distribution Agreement, the Ruling Request or the Ruling, unless such party acting has obtained the prior consent of the other party. Except as otherwise provided in Section 9.01(b) hereof, either party (the "Non-Proposing Party") will grant its consent to action proposed by the other party (the "Proposing Party") if the Proposing Party either (1) obtains a ruling with respect to the proposed action from the Service or other applicable Tax Authority that is reasonably satisfactory, in form and substance, to the Non-Proposing Party and its tax counsel (except that the Proposing Party shall not submit any ruling request for the purpose of complying with the Section 9.01, if the Non-Proposing Party reasonably determines that filing such request might adversely affect the Non-Proposing Party), or (2) obtains an opinion from tax counsel reasonably satisfactory to the Non-Proposing Party (both as to choice of counsel and the opinion given). Without limiting the generality of the foregoing:

    (a) Conditions to Ruling. Each of the parties hereto represents that
        --------------------
neither it (nor any of its Affiliates) has any plan or intention to take any action which is inconsistent with any factual statements, representations or other similar conditions contained in the Ruling Request or in the Ruling.

    (b) Continuity of Business Enterprise. Tupperware hereby represents that
        ---------------------------------
it has no plan or intent to reduce, eliminate or otherwise discontinue the Convention Center Business (as such term is defined in the Ruling Request). Tupperware will not take any action which might result in a contraction or elimination of the Convention Center Business within the three year Tax Period beginning on the Distribution Date without the prior written consent of Premark. Premark hereby represents that is has no plan or intent to reduce, eliminate or otherwise discontinue the manufacturing business of The Stero Company, a Delaware corporation, as described in the Ruling Request (the "Stero Business"). Premark will not take any action which might result in the contraction or elimination of the Stero Business within the three year Tax Period beginning on the Distribution Date without the prior written consent of Tupperware. Notwithstanding the foregoing, Tupperware or Premark may take any action described in this Section 9.01(b), provided that such party obtains a ruling with respect to the proposed action from the Service that is reasonably satisfactory in form and substance to the other party and its tax counsel.

    (c) Supplement or Amendment to Ruling.
        ---------------------------------

      (1) Neither of the parties shall (A) file any request for a supplement or amendment to the Ruling, or (B) arrange any "pre-submission" or similar conference of file any memorandum or other material relating to any such supplement or amendment, unless the party filing such materials (the "Filing Party") shall have provided to the other party (the "Other Party"), no later than 10 days in advance of such filing, or conference, (a) a complete copy of all material to be filed or submitted, and (b) the opportunity to join in such filing or conference, at its own expense.

      (2) Regardless of whether the Other Party joins in any filing or conference or other proceeding referred to in paragraph (1) to this
    Section 9.01(c), the Filing Party shall:

        (A) inform the Other Party promptly regarding any telephone and in-person conferences with Service personnel regarding such filing or conference, and

        (B) provide to the Other Party copies of (i) all filings or other correspondence submitted to the Service in connection with such filing or conference, and (ii) all correspondence from the Service (including without limitation any supplemental or amendment to the Ruling), promptly upon receipt.

  9.02 Amendment and Waiver. This Agreement shall not be amended or modified
       --------------------
in any manner whatsoever without the written consent of each of the parties hereto. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

  9.03 Tax Allocation Agreements. Immediately prior to the Distribution,
       -------------------------
Premark shall cause any and all tax allocation, tax sharing and similar agreements or arrangements existing between Premark (including its Affiliates) and Tupperware (including its Affiliates) to be terminated with respect to the Tupperware Group, as of an effective date agreed to by the parties prior to the Distribution Date, and shall cause any amounts due under such agreements or arrangements to be settled in the manner agreed to by the parties prior to the Distribution Date. Upon such termination and settlement, no further payments made by one party to the other with respect to such agreements or arrangements shall be made, and all other rights and obligations resulting from such agreements or arrangements between the parties shall cease as of such time.

  9.04 Entire Agreement; Inconsistent Provisions. The parties agree that this
       -----------------------------------------
Agreement constitutes the entire Agreement between them in respect of the subject matter of this Agreement, and that, in the event of a conflict or other inconsistency between any provision or term of this Agreement and any provision or term of the Distribution Agreement, then insofar as such matter relates to Taxes, this Agreement shall prevail; provided, further, in the event of any conflict or other inconsistency between any provision or term of this Agreement and any provision or term of the Employee Benefits and Compensation Allocation Agreement, the Employee Benefits and Compensation Allocation Agreement shall prevail.

  9.05 Affiliate Obligations. To the extent that the provisions of this
       ---------------------
Agreement pertain to an Affiliate of Premark or Tupperware, Premark and Tupperware hereby respectively agree that they will cause such Affiliate to carry out the terms of this Agreement.

  9.06 Further Action. The parties shall execute and deliver all documents,
       --------------
provide all information, and take or refrain from taking any action as may be necessary or appropriate to achieve the purposes of this Agreement. Without limiting the preceding sentence, and subject to Section 7.02(b) hereof, each party and its Affiliates shall provide the other party and its Affiliates with such powers of attorney or other authorizing documentation as is reasonably necessary to empower then to execute and file Tax Returns, refunds and equivalent claims for Taxes for which they are responsible hereunder, and contest, settle and resolve any Tax Contests that they control under Article VII hereof.

  9.07 Time for Notice. Notice of any indemnification claim under this
       ---------------
Agreement must be received by the party against whom such claim is made no later than six months from the date on which the Taxes to which such claim relates have been paid.

  9.08 Notices. All notices, demands or other communications to be given or
       -------
delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or two business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the parties at their addresses indicated below:

  If to Premark:     Premark International, Inc. 1717 Deerfield Road
                     Deerfield, Illinois 60015 Attention: Vice President,
                     Taxes

  If to Tupperware:  Tupperware Corporation P. O. Box 2353 Orlando, Florida
                     32802 Attention: Vice President, Taxes

  Or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

  9.09 Remedies. Any party having any rights under any provision of this
       --------
Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such party may have been granted at any time under any other agreement or contract and all of the rights which such party may have under any law. Any such party will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

  9.10 Successors and Assigns. No party hereto may assign or delegate any of
       ----------------------
such party's rights or obligations under or in connection with this Agreement without the written consent of the other parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

  9.11 Severability. Whenever possible, each provision of this Agreement will
       ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

  9.12 Counterparts. This Agreement may be executed simultaneously in two or
       ------------
more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

  9.13 Descriptive Headings. The descriptive headings of this Agreement are
       --------------------
inserted for convenience only and do not constitute a part of this Agreement.

  9.14 No Third-Party Beneficiaries. This Agreement will not confer any rights
       ----------------------------
or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

  9.15 Construction. The language used in this Agreement will be deemed to be
       ------------
the language mutually chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

  9.16 Form of Payments and Late Payments. Any payments owed by one party to
       ----------------------------------
another under this Agreement shall be made in the currency in which the Tax to which such payment relates is assessed by the Tax Authority, and shall be paid in immediately available funds and in such other manner as the party to whom such payment is owed may reasonably request. Any payments required by this Agreement that are not made when due shall bear interest at the Prime Rate plus six percent from the due date of the payment to the date paid.

  9.17 Treatment of Payments. The parties agree that, in the absence of any
       ---------------------
change in law or fact, any Indemnification Payments made under this agreement shall be reported for tax purposes by the payor and the recipient as capital contributions or dividends, as appropriate, relating back to the Tax Period beginning before the Distribution Date.

  9.18 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND
       -------------
INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

  9.19 Confidentiality. If, pursuant to the terms of this Agreement, either
       ---------------
Premark or Tupperware (or any of their respective Affiliates) is required to provide or disclose any information to the other party to this Agreement (or any Affiliate of such other party), the Person receiving such information shall hold and keep such information confidential, and shall not disclose such information (except as otherwise required by Law) without the prior written consent of the Person from whom such information was received.

  IN WITNESS WHEREOF, the Agreement has been duly executed as of the day and year first above written.

                                          PREMARK INTERNATIONAL, INC.

                                          By
                                            -----------------------------------

                                          Name:
                                               --------------------------------

                                          Title:
                                              ---------------------------------
                                          TUPPERWARE CORPORATION

                                          By
                                            -----------------------------------

                                          Name:

                                          Title:
                                              ---------------------------------

                                  SCHEDULE 1
                                  ----------
                     PREPARATION AND FILING OF TAX RETURNS

  This schedule lists the Tax Returns that Premark will file which includes members of both the Premark Group and the Tupperware Group. The returns will include members of the Tupperware Group for a full year in 1995, and through the distribution date for 1996.

1995
----

 TAX                                                               DUE
 PERIOD DESCRIPTION                                                DATE
 ------ -----------                                              --------
 1995   U.S. Corporation Income Tax Return                       09/16/96
 1995   Alaska Corporation Net Income Tax Return                 10/15/96
 1995   Arkansas Corporation Income Tax Return                   09/16/96
 1995   California Corporation Income Tax Return                 10/15/96
 1995   Colorado Corporation Income Tax Return                   10/15/96
 1995   Connecticut Corporation Business Tax Return              09/30/96
 1995   Florida Corporation Income Tax Return                    09/30/96
 1995   Idaho Corporation Income Tax Return                      10/15/96
 1995   Illinois Corporation Income And Replacement Tax Return   10/15/96
 1995   Kansas Corporation Income Tax Return                     10/15/96
 1995   Maine Corporation Income Tax Return                      09/16/96
 1995   Minnesota Corporation Franchise Tax Return               10/15/96
 1995   Montana Corporation Income Tax Return                    11/15/96
 1995   Nebraska Corporation lncome Tax Return                   10/15/96
 1995   New Hampshire Business Tax Return For Corporations       10/15/96
 1995   Ohio Corporation Franchise Tax Return                    10/15/96
 1995   Oregon Corporation Income Tax Return                     10/15/96
 1995   Multnomah Corporation Income Tax Return                  10/15/96
 1995   North Dakota Corporation Income Tax Return               09/16/96
 1995   South Carolina Corporation Income Tax Return             09/16/96
 1995   Utah Corporation Income Tax Return                       10/15/96
 1995   Virginia Corporation Income Tax Return                   10/15/96

 1996
 ----
 1996   U.S. Corporation Income Tax Return                       09/16/97
 1996   Alaska Corporation Net Income Tax Return                 10/15/97
 1996   Arkansas Corporation Income Tax Return                   09/15/97
 1996   California Corporation Income Tax Return                 10/15/97
 1996   Colorado Corporation Income Tax Return                   10/15/97
 1996   Connecticut Corporation Business Tax Return              09/30/97
 1996   Florida Corporation Income Tax Return                    09/30/97
 1996   Idaho Corporation Income Tax Return                      10/15/97
 1996   Illinois Corporation Income And Replacement Tax Return   10/15/97
 1996   Kansas Corporation Income Tax Return                     10/15/97
 1996   Maine Corporation Income Tax Return                      09/15/97
 1996   Minnesota Corporation Franchise Tax Return               10/15/97
 1996   Montana Corporation Income Tax Return                    11/15/97
 1996   Nebraska Corporation Income Tax Return                   10/15/97
 1996   New Hampshire Business Tax Return For Corporations       10/15/97
 1996   Ohio Corporation Franchise Tax Return                    10/15/97
 1996   Oregon Corporation Income Tax Return                     10/15/97
 1996   Multnomah Corporation Income Tax Return                  10/15/97
 1996   North Dakota Corporation Income Tax Return               09/15/97
 1996   South Carolina Corporation Income Tax Return             09/15/97
 1996   Utah Corporation Income Tax Return                       10/15/97
 1996   Virginia Corporation Income Tax Return                   10/15/97